FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FIRST QUARTER ENDED MARCH 31, 2014

Company Exceeds Earnings Per Share Guidance on the Strength of Continued Revenue Growth

Natick, Mass. (April 29, 2014) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.774 billion during the first quarter ended March 31, 2014. This represents 4 percent operational revenue growth (constant currency basis, excluding divested businesses) and 1 percent revenue growth on a reported basis, all compared to the prior year period. The company also achieved adjusted earnings per share of $0.20 in the period, compared to $0.16 a year ago, and GAAP earnings per share during the period of $0.10, compared to a GAAP loss per share of $(0.26) a year ago.

"I am pleased with our overall performance in the first quarter as our team delivered accelerated EPS and consistent revenue growth," stated Mike Mahoney, president and chief executive officer, Boston Scientific Corporation. "Our international businesses performed very well in the quarter as we continued to diversify geographically. We remain confident in both our outlook for the year and in our strategy."

First quarter financial results and recent developments:

•	Achieved first quarter sales of $1.774 billion, representing 4 percent operational revenue growth and 1 percent revenue growth on a reported basis, all compared to the prior year period.

•
Delivered adjusted earnings per share of $0.20 compared to the company's guidance range of $0.16 to $0.18, and GAAP earnings of $0.10 per share compared to the company’s guidance range of $0.06 to $0.08 per share.

•
Achieved 9 percent revenue growth in MedSurg, with Neuromodulation growing 23 percent, Urology and Women's Health growing 8 percent and Endoscopy growing 5 percent, all on a constant currency basis over the prior year period.

•	Improved performance in Interventional Cardiology, which experienced 1 percent revenue growth versus the prior year period on a constant currency basis.

•
Achieved year-over-year revenue growth internationally of 8 percent, primarily driven by 22 percent growth in Emerging Markets, which represented 9 percent of total company sales, all on a constant currency basis.

•	Generated operating cash flow of $198 million and used $125 million to repurchase approximately 10 million shares under the company’s existing share repurchase authorization.

•
Announced U.S. FDA approval for the DYNAGEN™ MINI and INOGEN™ MINI ICDs, as well as the DYNAGEN™ X4 and INOGEN™ X4 CRT-Ds, which represent the latest generation of defibrillators and heart failure devices designed to advance patient care.

•
Published new interim registry data (EFFORTLESS S-ICD) confirming long-term safety and effectiveness of the S-ICD™ System and the clinical benefits in a broad range of patients at risk of sudden cardiac arrest.

•
Announced CE Mark approval of the Ingevity™ family of MRI-compatible pacing leads and the REBEL™ Platinum Chromium Coronary Stent System, and an expanded CE Mark indication for the WallFlex™ Esophageal Stent (for the treatment of refractory benign esophageal strictures).

•
Reported key data at the American College of Cardiology 2014 Scientific Sessions for cardiac resynchronization therapy technology (MADIT-CRT), platinum chromium stents (PLATINUM Workhorse), and the Lotus™ Valve System (REPRISE II), thus reinforcing a commitment to the development of innovative therapies to improve care for patients with cardiovascular disease.

Worldwide sales for the first quarter:

	Three Months Ended
	March 31,		% Change
in millions	2014	2013	As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
		(restated)
Interventional Cardiology	$497	$505	(2)%	$(11)	(3)%	1%
Peripheral Interventions	203	196	3%	(4)	(2)%	5%
Cardiovascular	700	701	0%	(15)	(2)%	2%
Cardiac Rhythm Management	466	478	(3)%	(1)	(1)%	(2)%
Electrophysiology	58	35	68%	(1)	0%	68%
Rhythm Management	524	513	2%	(2)	0%	3%
Endoscopy	314	304	3%	(6)	(2)%	5%
Urology and Women's Health	125	118	6%	(2)	(2)%	8%
Neuromodulation	109	89	23%	—	0%	23%
MedSurg	548	511	7%	(8)	(2)%	9%

Subtotal Core Businesses	1,772	1,725	3%	(25)	(1)%	4%

Divested Businesses	2	36	(95)%	—	0%	(95)%

Worldwide Net Sales	$1,774	$1,761	1%	$(25)	(1)%	2%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

The company restated worldwide sales for the three months ended March 31, 2013 to reflect the realignment of certain product lines from Endoscopy to Peripheral Interventions as of January 1, 2014.
Sales growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net income for the first quarter of 2014 was $133 million, or $0.10 per share. These results included intangible asset impairment charges, acquisition- and divestiture- and litigation-related net credits, restructuring-related charges, discrete tax items, and amortization expense, of $135 million (after-tax) or $0.10 per share. Adjusted net income for the first quarter of 2014, excluding these net charges, was $268 million, or $0.20 per share.

On a consolidated GAAP basis, net loss for the first quarter of 2013 was $354 million, or a loss of $0.26 per share. These results included a goodwill impairment charge, acquisition- and divestiture-related net credits, restructuring- and litigation-related charges, and amortization expense, of $578 million (after-tax) or $0.42 per share. Adjusted net income for the first quarter of 2013, excluding these net charges, was $224 million, or $0.16 per share.

Guidance for Full Year and Second Quarter 2014

The company continues to estimate revenue for the full year 2014 to be in a range of $7.300 to $7.500 billion, which represents growth in a range of 2 to 5 percent on a reported basis and 3 to 5 percent on an operational basis. The company now estimates income on a GAAP basis in a range of $0.36 to $0.41 per share (compared to prior guidance of $0.35 to $0.40), and adjusted earnings, excluding intangible asset impairment charges, acquisition- and divestiture-, litigation-, and restructuring-related charges and credits, discrete tax items, and amortization expense, in a range of $0.77 to $0.82 per share (compared to prior guidance of $0.75 to $0.80).

The company estimates sales for the second quarter of 2014 in a range of $1.840 to $1.890 billion. The company estimates earnings on a GAAP basis in a range of $0.06 to $0.08 per share. Adjusted earnings, excluding acquisition- and divestiture- and restructuring-related charges and amortization expense, are estimated in a range of $0.18 to $0.20 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 30 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP and operational revenue growth rates, GAAP earnings and adjusted earnings for the second quarter and full year 2014; our financial performance; clinical trials; product performance; our business plans; and our positioning for revenue and earnings growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Denise Kaigler
508-650-8330 (office)
Corporate Affairs & Communications
Boston Scientific Corporation
denise.kaigler@bsci.com

Investors:	Susan Lisa, CFA
508-652-5345 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
in millions, except per share data	2014	2013

Net sales	$1,774	$1,761
Cost of products sold	537	578
Gross profit	1,237	1,183

Operating expenses:
Selling, general and administrative expenses	666	631
Research and development expenses	191	204
Royalty expense	40	41
Amortization expense	109	103
Goodwill impairment charge	—	423
Intangible asset impairment charges	55	—
Contingent consideration (benefit) expense	(22)	(23)
Restructuring charges	20	10
Divestiture-related (gains) charges	(12)	(6)
Litigation-related (credits) charges	(7)	130
	1,040	1,513
Operating (loss) income	197	(330)

Other (expense) income:
Interest expense	(54)	(65)
Other, net	3	1
Income (loss) before income taxes	146	(394)
Income tax expense (benefit)	13	(40)
Net income (loss)	$133	$(354)

Net income (loss) per common share - basic	$0.10	$(0.26)
Net income (loss) per common share - assuming dilution	$0.10	$(0.26)

Weighted-average shares outstanding
Basic	1,321.7	1,351.9
Assuming dilution	1,349.2	1,351.9

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31,	December 31,
in millions, except share data	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$191	$217
Trade accounts receivable, net	1,217	1,307
Inventories	926	897
Deferred income taxes	279	288
Prepaid expenses and other current assets	323	302
Total current assets	2,936	3,011

Property, plant and equipment, net	1,539	1,546
Goodwill	5,697	5,693
Other intangible assets, net	5,802	5,950
Other long-term assets	361	371
	$16,335	$16,571

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$4	$3
Accounts payable	241	246
Accrued expenses	1,275	1,348
Other current liabilities	199	227
Total current liabilities	1,719	1,824

Long-term debt	4,245	4,237
Deferred income taxes	1,439	1,402
Other long-term liabilities	2,398	2,569

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares - issued 1,570,033,861 shares as of March 31,
2014 and 1,560,302,634 shares as of December 31, 2013	16	16
Treasury stock, at cost - 247,566,270 shares as of March 31,
2014 and 238,006,570 shares as of December 31, 2013	(1,717)	(1,592)
Additional paid-in capital	16,599	16,579
Accumulated deficit	(8,436)	(8,570)
Accumulated other comprehensive income (loss), net of tax	72	106
Total stockholders' equity	6,534	6,539
	$16,335	$16,571

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$146	$(13)	$133	$0.10
Non-GAAP adjustments:
Intangible impairment charges	55	(6)	49	0.04
Acquisition-related and divestiture-related net credits	(27)	(1)	(28)	(0.02)
Restructuring and restructuring-related net charges (b)	28	(7)	21	0.01
Discrete tax items	—	2	2	0.00
Litigation-related credits	(7)	1	(6)	(0.00)
Amortization expense	109	(12)	97	0.07
Adjusted net income	$304	$(36)	$268	$0.20

	Three Months Ended March 31, 2013
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(394)	$40	$(354)	$(0.26)
Non-GAAP adjustments:
Goodwill impairment charge	423	(1)	422	0.31	*
Acquisition-related and divestiture-related net credits	(28)	2	(26)	(0.02)	*
Restructuring and restructuring-related net charges (c)	15	(4)	11	0.01	*
Litigation-related charges	130	(48)	82	0.06	*
Amortization expense	103	(14)	89	0.06	*
Adjusted net income	$249	$(25)	$224	$0.16

* Assumes dilution of 12.8 million shares for the three months ended March 31, 2013 for all or a portion of these non-GAAP adjustments.
(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the first quarter of 2014, pre-tax restructuring charges were $20 million and pre-tax restructuring- related charges were $8 million, of which $2 million was recorded in cost of products sold and $6 million was recorded in selling, general and administrative expenses.

(c) In the first quarter of 2013, pre-tax restructuring charges were $10 million and pre-tax restructuring- related charges were $5 million recorded in selling, general and administrative expenses.
An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
SEGMENT NET SALES*	March 31,
in millions	2014	2013	Change
		(restated)
Interventional Cardiology	$501	$498	1%
Peripheral Interventions	204	193	5%
Cardiovascular	705	691	2%

Cardiac Rhythm Management	464	475	(2)%
Electrophysiology	58	34	68%
Rhythm Management	522	509	3%

Endoscopy	316	300	5%
Urology and Women's Health	126	117	8%
Neuromodulation	109	89	23%
MedSurg	551	506	9%

Subtotal Core Businesses	1,778	1,706	4%

Divested Businesses	2	36	(95)%
Foreign Currency	(6)	19	N/A

Worldwide Net Sales	$1,774	$1,761	1%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

	Three Months Ended
SEGMENT OPERATING INCOME*	March 31,
in millions	2014	2013
		(restated)
Segment operating income
Cardiovascular	$171	$158
Rhythm Management	66	57
MedSurg	168	140
Operating income allocated to reportable segments	405	355
Corporate expenses and currency exchange	(50)	(42)
Goodwill and other intangible asset impairment charges; and acquisition-, divestiture-, restructuring-, and litigation-related charges and credits	(49)	(540)
Amortization expense	(109)	(103)
Operating income (loss)	$197	$(330)

*The company measures and evaluates reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency and sales from divested businesses. Sales generated from reportable segments and divested businesses, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. Excluded from segment operating income are certain corporate-related expenses and certain transactions or adjustments that the company's chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to goodwill and other intangible asset impairment charges; acquisition- and divestiture-, restructuring- and litigation-related charges and credits; debt extinguishment charges; and amortization expense. Although these amounts are excluded from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

The company restated segment information for the prior period based on standard currency exchange rates used for the current period in order to remove the impact of foreign currency exchange fluctuation, and for the realignment of certain product lines from Endoscopy to Peripheral Interventions as of January 1, 2014.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
PRIOR YEAR RESTATED SEGMENT INFORMATION
(Unaudited)

SEGMENT NET SALES*	Three Months Ended
in millions	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013
	(restated)	(restated)	(restated)	(restated)
Interventional Cardiology	$521	$474	$501	$1,994
Peripheral Interventions	204	200	208	805
Cardiovascular	725	674	709	2,799

Cardiac Rhythm Management	476	465	466	1,882
Electrophysiology	36	35	50	155
Rhythm Management	512	500	516	2,037

Endoscopy	320	319	338	1,277
Urology and Women's Health	124	131	133	505
Neuromodulation	111	116	138	454
MedSurg	555	566	609	2,236

Subtotal Core Businesses	1,792	1,740	1,834	7,072

Divested Businesses	19	2	2	59
Foreign Currency	(2)	(7)	2	12

Worldwide Net Sales	$1,809	$1,735	$1,838	$7,143

SEGMENT OPERATING INCOME*	Three Months Ended
in millions	June 30, 2013	September 30, 2013	December 31, 2013	Full Year 2013
	(restated)	(restated)	(restated)	(restated)
Segment operating income
Cardiovascular	$182	$175	$150	$665
Rhythm Management	56	63	35	211
MedSurg	171	176	192	679
Operating income allocated to reportable segments	409	414	377	1,555
Corporate expenses and currency exchange	(48)	(78)	(34)	(203)
Goodwill and other intangible asset impairment charges; and acquisition-, divestiture-, restructuring-, and litigation-related charges and credits	(40)	(132)	(110)	(822)
Amortization expense	(101)	(101)	(106)	(410)
Operating income (loss)	$220	$103	$127	$120

*The company measures and evaluates reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency and sales from divested businesses. Sales generated from reportable segments and divested businesses, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. Excluded from segment operating income are certain corporate-related expenses and certain transactions or adjustments that the company's chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to goodwill and other intangible asset impairment charges; acquisition- and divestiture-, restructuring- and litigation-related charges and credits; debt extinguishment charges; and amortization expense. Although these amounts are excluded from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

The company restated segment information for the prior period based on standard currency exchange rates used for the current period in order to remove the impact of foreign currency exchange fluctuation, and for the realignment of certain product lines from Endoscopy to Peripheral Interventions as of January 1, 2014.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended March 31

in millions	U.S.		International		Worldwide
	Q1 2014	Q1 2013	Q1 2014	Q1 2013	Q1 2014	Q1 2013
Defibrillator systems	$208	$221	$131	$129	$339	$350
Pacemaker systems	62	62	65	66	127	128
Total CRM products	$270	$283	$196	$195	$466	$478

in millions	U.S.		International		Worldwide
	Q1 2014	Q1 2013	Q1 2014	Q1 2013	Q1 2014	Q1 2013
Drug-eluting stent systems	$118	$117	$158	$175	$276	$292
Bare-metal stent systems	4	5	9	13	13	18
Total Coronary Stent Systems	$122	$122	$167	$188	$289	$310

BOSTON SCIENTIFIC CORPORATION
INTERNATIONAL AND EMERGING MARKETS* NET SALES
(Unaudited)

Q1 2014 International Net Sales as compared to Q1 2013
Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	5%	8%	(3)%

Q1 2014 Emerging Markets Net Sales as compared to Q1 2013
			Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	14%	22%	(8)%
Percentage of total company sales	9%	9%	0%

*The company defines Emerging Markets as including certain developing countries that it believes have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities.  Currently, the company includes 20 countries, in which it is seeking to expand its presence and strengthen relationships in order to grow net sales and market share.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q2 and Full Year 2014 EPS Guidance

	Q2 2014 Estimate		Full Year 2014 Estimate		Prior Full Year 2014 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.06	$0.08	$0.36	$0.41	$0.35	$0.40

Intangible asset impairment charges	—	—	0.04	0.04	—	—
Estimated acquisition- and divestiture-related net charges	0.03	0.03	0.03	0.03	0.06	0.06
Estimated restructuring-related charges	0.02	0.02	0.06	0.06	0.06	0.06
Litigation-related (credits) charges	—	—	(0.00)	(0.00)	—	—
Estimated amortization expense	0.07	0.07	0.28	0.28	0.28	0.28
Discrete tax items	—	—	0.00	0.00	—	—

Adjusted results	$0.18	$0.20	$0.77	$0.82	$0.75	$0.80

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate revenue growth rates that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure and the non-GAAP financial measure that excludes sales from divested businesses is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income, adjusted net income per share, and revenue growth rates that exclude certain amounts, such as sales from divested businesses and/or the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three months ended March 31, 2014 and 2013, and for the forecasted three month period ending June 30, 2014 and full year ending December 31, 2014, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

Goodwill and other intangible asset impairment charges - This amount represents (a) non-cash write-downs of certain intangible asset balances in the first quarter of 2014; and (b) a non-cash write-down of our goodwill balance attributable to our global Cardiac Rhythm Management reporting unit in the first quarter of 2013. We remove the impact of non-cash impairment charges from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for us in measuring our ability to generate cash and invest in our growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance, particularly in terms of liquidity.

Acquisition- and divestiture-related charges (credits) - These adjustments consist of (a) contingent consideration fair value adjustments; (b) due diligence, other fees and exit costs; and (c) separation costs and gains primarily associated with the sale of our Neurovascular business in January 2011. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions and divestitures that can be highly variable and not representative of on-going operations. Separation costs and gains on the sale of a business unit primarily represent those associated with the Neurovascular divestiture and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Restructuring and restructuring-related costs (credits) - These adjustments represent primarily severance and other direct costs associated with our 2014 Restructuring program and 2011 Restructuring program. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges or credits. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Amortization expense - Amortization expense is a non-cash expense and does not impact our liquidity or compliance with the covenants included in our credit facility agreement. Management removes the impact of amortization from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for measuring our ability to generate cash and invest in our growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

Revenue Growth Rates Excluding the Impact of Sales from Divested Businesses and/or Changes in Foreign Currency Exchange Rates

Sales from divested businesses and/or changes in foreign currency exchange rates - Sales from divested businesses are primarily associated with the Neurovascular divestiture and are not representative of on-going operations. The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of sales from divested businesses and/or changes in foreign currency exchange rates for purposes of reviewing revenue growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income, adjusted net income per share and revenue growth rates that exclude certain amounts, such as the sales from divested businesses and/or the impact of changes in foreign currency exchange rates, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.